Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-153363) pertaining to the Waste Management Retirement Savings Plan for Bargaining Unit Employees of our report dated May 27, 2011, with respect to the financial statements and schedule of the Waste Management Retirement Savings Plan for Bargaining Unit Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2010.
/s/ McConnell & Jones LLP
Houston, Texas
May 27, 2011

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